Exhibit 99.2

This document is important and requires your immediate attention

If you are in any doubt as to the action you should take, you should consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser.

If you have sold or otherwise transferred all your shares in the company, please send this document and the accompanying documents to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

AGM details Thursday, 3 May 2018	Denver, Colorado, USA Starts 3.00pm (Denver time) JW Marriot Cherry Creek 150 Clayton Lane, Denver, CO 80206, USA

Audio cast/dial-in details

Those wishing to listen to the meeting by phone should call:

▪          Australia Toll-free: 1800 094 765

▪          UK Toll-free: 0800 404 7656

▪          US/CAN Toll-free: 888 427 9414

▪          International Toll: +1 719 325 2157

▪          Conference ID: 8992932

Alternatively, access to the audio cast and accompanying slides will be available via the Investor Relations section of the Janus Henderson Group website: www.janushenderson.com/AGM2018.

Information for shareholders

This booklet contains:

▪          Information about who may vote at the meeting, and how they may vote (pages 2 to 6)

▪          The formal Notice of Annual General Meeting containing the resolutions to be proposed at the meeting (pages 8 and 9)

▪          Explanatory Notes which set out an explanation of the business to be conducted at the meeting (pages 11 to 22)

▪          Meeting location details (page 23)

Need Help? If you have any questions, you can phone the Shareholder Information Line on:

United States (Toll-Free) 866 638 5573 (Non Toll-Free) +1 781 575 2374	United Kingdom 01534 281842

Australia 1300 137 981	New Zealand 0800 888 017

Please note that there are different voting procedures depending on whether you hold your Janus Henderson shares as (1) ordinary shares listed on the New York Stock Exchange, (2) CHESS Depositary Interests (CDIs) quoted on the Australian Securities Exchange, (3) Janus Henderson Depositary Interests (UK DIs) through CREST or (4) a holder of UK DIs via the Janus Henderson Corporate Sponsored Nominee Facility (CSN). Shareholders are advised to read this booklet carefully to ensure they understand the voting arrangements that apply to them.

Janus Henderson Group plc, 47 Esplanade, St Helier, Jersey, JE1 0BD Company registration number: 101484 ABN: 67 133 992 766

2

Voting information
for all holders

How can you vote at the meeting?

You may attend the AGM in person or appoint either one or more persons as proxies/representatives (who need not be a member of Janus Henderson Group) to attend, speak and vote on your behalf, including the Chairman of the meeting. If you wish to appoint more than one proxy/representative, please copy the enclosed proxy/voting instruction form specific to your holding.

If you appoint more than one proxy, each proxy will be entitled to vote on a show of hands (when they will have one vote) and on a poll (when each proxy will have one vote for every share to which their appointment relates, except in the case of a proxy appointed on your behalf by the Depositary Nominee in the case of CDI holders or the DI Depositary in the case of UK DIs).

What if proxies/voting instructions are to be given on your behalf under a power of attorney or other authority?

Proxies/voting instructions given under authority on behalf of a shareholder must be returned along with either the original power of attorney or other authority, or a certified copy to Janus Henderson Group’s Share Registry so as to arrive no later than the cut-off times set out in the table below.

Specific instructions for submitting proxies/voting instructions via the following methods are on the following pages:

▪          For direct/ordinary shares, see page 3

▪          For CDIs, see page 4

▪          For UK DIs, see page 5

▪          For holders of UK DIs via CSN, see page 6

How does a shareholder that is a company execute its proxy/voting instruction form(s)?

If the holder submitting voting instructions is a company, then it must execute the proxy/voting instruction form(s) applicable to it in one of the following ways:

▪          by having two directors or a director and a secretary of the company sign the form;

▪          by having a director of the company sign in the presence of a witness who attests the signature;

▪          by having a duly authorised officer or attorney sign the form (in which case the shareholder must send with the form the original, or a certified copy, of the document authorising the attorney or representative); or

▪          if the company has a common seal, by affixing the common seal in accordance with the company’s constitution.

Does a proxy/representative have to vote?

Your proxy/representative can decide whether or not to attend the AGM and, if he or she attends, can decide whether or not to vote. Therefore, you should nominate someone you can trust.

Can a proxy/representative vote in favour or against, as he or she wishes?

If a proxy/representative decides to attend the AGM, and the holder of ordinary shares directs the proxy/representative how to vote on an item of business, then the proxy/representative should only vote on that item of business in the way the holder of ordinary shares directed. Or, if the holder of ordinary shares does not direct the proxy/representative how to vote on an item of business, then the proxy/representative may vote in favour, against or abstain on that item.

The proxy/representative will also have discretion to vote as he or she thinks fit on any other business which may properly come before the meeting including amendments to any resolution, and at any adjourned meeting.

How will the Chairman vote as proxy/representative if he has not been directed how to vote?

If a holder of ordinary shares appoints the Chairman of the meeting as proxy/representative and does not direct the Chairman how to vote on an item of business, then when the Chairman votes as proxy on a poll, his current intention is to vote in favour of each of the proposed resolutions. The Chairman’s intention necessarily expresses his intention at the date the Notice of Annual General Meeting was printed prior to circulation to shareholders and therefore, in exceptional circumstances, the Chairman’s intention may change subsequently.

Holding type	Voting via internet	Voting via telephone	Voting via mail	Voting at the meeting
Direct/ordinary shares	11.59pm (Denver time) on Wednesday, 2 May 2018	11.59pm (Denver time) on Wednesday, 2 May 2018	11.59pm (Denver time) on Wednesday, 2 May 2018	3.00pm (Denver time) on Thursday, 3 May 2018
CDIs^	5.00pm (Sydney time) on Monday, 30 April 2018	N/A	5.00pm (Sydney time) on Monday, 30 April 2018	3.00pm (Denver time) on Thursday, 3 May 2018
UK DIs* or via CSN	9.00am (London time) on Monday, 30 April 2018	N/A	9.00am (London time) on Monday, 30 April 2018	3.00pm (Denver time) on Thursday, 3 May 2018

^ CDI holders may also return their instructions via facsimile by this time.

* UK DI holders may also return their instructions via CREST by this time.

Janus Henderson Group plc Notice of Annual General Meeting 2018

3

Voting information for direct
holders of ordinary shares listed
on the New York Stock Exchange

Who can vote at the meeting?

▪  Only those members entered in the register of members of Janus Henderson Group as at 5.00pm (New York time) on Monday, 12 March 2018 or, if the AGM is adjourned, in the register of members at 5.00pm on the day which is 72 hours before the date of the adjourned meeting, shall be entitled to attend and vote at the meeting in respect of the number of ordinary shares registered in their name at that time. Changes to entries in the register of members after that time shall be disregarded in determining the rights of any person to attend or vote at the meeting.

How do you submit your proxy instructions?

▪   By internet via the Janus Henderson Group website at www.janushenderson.com/AGM2018. To use this facility, you will need your Control Number, unique PIN and your Shareholder Reference Number (SRN). These numbers are shown on your Proxy Form, email bulletin or Notice of Annual General Meeting and Annual Report. We will assume you have signed the Proxy Form if you lodge it in accordance with the instructions on the website, by 11.59pm (Denver time) on Wednesday, 2 May 2018.

▪   By telephone on 1-800-652-8683, by 11.59pm (Denver time) on Wednesday, 2 May 2018.

▪   By mail to the Janus Henderson Group Share Registry, using the enclosed reply-paid envelope or by posting it to: Janus Henderson Group Share Registry, Proxy Services, c/o Computershare Investor Services, PO Box 505008, Louisville, KY 40233-9814, provided your mail is received by 11.59pm (Denver time) on Wednesday, 2 May 2018.

▪   At the meeting on Thursday, 3 May 2018, before the meeting commences at 3.00pm (Denver time).

If your proxy instructions (and any supporting documents) are not received by the above cut-off times, your proxy appointment will not be effective.

Janus Henderson Group plc Notice of Annual General Meeting 2018

4

Voting information for holders of
CDIs quoted on the Australian
Securities Exchange

Who can vote at the meeting?

Only those CDI holders entered in the register of CDI holders of Janus Henderson Group as at 5.00pm (Sydney time) on Monday, 12 March 2018 or, if the AGM is adjourned, in the register of CDI holders 72 hours before the time of any adjourned meeting, shall be entitled to provide voting instructions to CHESS Depositary Nominees Pty Limited (CDN) in respect of the number of CDIs registered in their name at that time. Changes to entries in the register of CDI holders after that time shall be disregarded in determining the rights of any CDI holders to provide voting instructions to CDN in regard to this meeting.

How do you submit your voting instructions?

▪   By internet via the Janus Henderson Group website at www.janushenderson.com/AGM2018. To use this facility you will need your Shareholder Reference Number, which is shown on your Voting Instruction Form, and your registered post code or country of residence if outside Australia. We will assume you have signed the Voting Instruction Form if you lodge it in accordance with the instructions on the website, by 5.00pm (Sydney time) on Monday, 30 April 2018.

▪   By mail by sending the Voting Instruction Form enclosed to Computershare Investor Services Pty Limited, using the enclosed reply-paid envelope or by posting it to Computershare Investor Services Pty Limited, GPO Box 4578, Melbourne, VIC 3001, Australia; or Private Bag 92119, Auckland 1142, New Zealand, provided your mail is received by 5.00pm (Sydney time) on Monday, 30 April 2018.

▪   By facsimile by faxing the Voting Instruction Form enclosed to 03 9473 2555 in Australia or 09 488 8787 in New Zealand.

▪   At the meeting on Thursday, 3 May 2018, before the meeting commences at 3.00pm (Denver time).

If your Voting Instruction Form (and any necessary supporting documents) is not received by then, your proxy appointment will not be effective.

Janus Henderson Group plc Notice of Annual General Meeting 2018

5

Voting information for
holders of Janus Henderson
UK Depositary Interests

Who can vote at the meeting?

Only those UK DI holders entered in the register of UK DI holders of Janus Henderson Group as at 5.00pm (New York time) on Monday, 12 March 2018 or, if the AGM is adjourned, in the register of UK DI holders 72 hours before the time of any adjourned meeting, shall be entitled to provide voting instructions to Computershare Investor Services plc (Computershare) in respect of the number of UK DIs registered in their name at that time. Changes to entries in the register of UK DI holders after that time shall be disregarded in determining the rights of any UK DI holders to provide voting instructions to Computershare in regard to this meeting.

How do you submit your voting instructions?

▪   By internet

You may direct Computershare, to vote the ordinary shares underlying your UK DIs via a Form of Instruction accessible via the internet on Computershare’s website by visiting www.investorcentre.co.uk/eproxy. You will be asked to enter the Control Number, your Shareholder Reference Number and your PIN number, which are detailed on the accompanying Form of Instruction. Alternatively, you can return your instruction to Computershare by post to the address provided on the Form of Instruction. Instructions must be validly returned and received by 9.00am (London time) on Monday, 30 April 2018.

▪   Alternatively, UK DI holders who wish to issue an Instruction through the CREST electronic voting appointment service may do so by using the procedures described in the CREST manual (available from www.euroclear.com/CREST). CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting services provider(s), who will be able to take the appropriate action on their behalf.

In order for instructions made using the CREST service to be valid, the appropriate CREST message (a CREST Voting Instruction) must be properly authenticated in accordance with the specifications of Euroclear UK & Ireland Limited (EUI) and must contain the information required for such instructions, as described in the CREST Manual.

The message, regardless of whether it relates to the voting instruction or to an amendment to the instruction given to the Depositary must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID 3RA50) no later than 9.00am (London time) on Monday, 30 April 2018. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST applications host) from which the issuer’s agent is able to retrieve the CREST Voting Instruction by enquiry to CREST in the manner prescribed by CREST. CREST members and, where applicable, their CREST sponsors or voting service providers should note that EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the transmission of CREST Voting Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that the CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a CREST Voting Instruction is transmitted by means of the CREST service by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Voting Instruction in the circumstances set out in Article 34 of the Companies (Uncertificated Securities) (Jersey) Order 1999.

▪   By mail

To the Janus Henderson Group Share Registry, using the enclosed reply-paid envelope or by posting it to: Janus Henderson Group Share Registry, Computershare, The Pavilions, Bridgwater Road, Bristol BS99 6ZY.

To be effective, all Forms of Instruction must be lodged with Computershare by 9.00am (London time) on Monday, 30 April 2018. Computershare, as your proxy, will then make arrangements to vote your underlying shares according to your instructions.

▪   At the meeting

If you would like to attend, speak and vote in person at the Annual General Meeting, please inform Computershare at CSNDITEAM@computershare.co.uk, who will provide you with a Letter of Representation with respect to your UK DI holding that will enable you to attend, speak and vote the shares underlying your interests at the Annual General Meeting on Computershare’s behalf. Your completed Letter of Representation must be delivered to a Computershare representative on Thursday, 3 May 2018, before the meeting commences at 3.00pm (Denver time).

Janus Henderson Group plc Notice of Annual General Meeting 2018

6

Voting information for holders of
UK DIs via the Corporate
Sponsored Nominee facility

Who can vote at the meeting?

Only those holders of UK DIs via CSN entered in the register of CSN holders of Janus Henderson Group as at 5.00pm (New York time) on Monday, 12 March 2018 or, if the AGM is adjourned, in the register of CSN holders 72 hours before the time of any adjourned meeting, shall be entitled to provide voting instructions to Computershare Investor Services plc (Computershare) in respect of the number of depositary interests holders are beneficially entitled to at the cut-off time above. Changes to entries in the register of CSN holders after that time shall be disregarded in determining the rights of any CSN holders to provide voting instructions to Computershare in regard to this meeting.

How do you submit your voting instructions?

▪  By internet

You may direct Computershare, as provider of the Corporate Sponsored Nominee Service in which your UK DIs are held, how to vote the ordinary shares underlying your DIs via the Internet on Computershare’s Website by visiting www.investorcentre.co.uk/eproxy. You will be asked to enter the Control Number, your Shareholder Reference Number and your PIN number, which are detailed on the accompanying Form of Direction. Alternatively, you can return your instruction to Computershare by post to the address provided on the Form of Direction.

▪  By mail

To the Janus Henderson Group Share Registry, using the enclosed reply-paid envelope or by posting it to: Janus Henderson Group Share Registry, Computershare, The Pavilions, Bridgwater Road, Bristol BS99 6ZY.

To be effective, all Forms of Direction must be lodged with Computershare by 9.00am (London time) on Monday, 30 April 2018. Computershare, as your Custodian, will then make arrangements to vote the shares underlying your interests according to your instructions.

▪  At the meeting

If you would like to attend, speak and vote in person at the Annual General Meeting, please inform Computershare at CSNDITEAM@computershare.co.uk, who will provide you with a Letter of Representation with respect to your UK DI holding that will enable you to attend, speak and vote the shares underlying your interests at the Annual General Meeting on Computershare’s behalf. Your completed Letter of Representation must be delivered to a Computershare representative on Thursday, 3 May 2018, before the meeting commences at 3.00pm (Denver time).

Janus Henderson Group plc Notice of Annual General Meeting 2018

7

Letter from the Chairman

Dear Shareholder

I would like to invite you to the 2018 Annual General Meeting (AGM) of Janus Henderson Group plc (Janus Henderson Group).

The AGM will take place on Thursday, 3 May 2018 in Denver, Colorado, USA, starting at 3.00pm (Denver time).

The physical meeting will be held at the JW Marriot Cherry Creek, 150 Clayton Lane, Denver, CO 80206, USA. If you cannot attend the AGM, you can listen to the meeting via our website www.janushenderson.com/AGM2018 or by using the audio cast/dial-in details on page 23.

This document contains resolutions that are typically dealt with at our AGM and accompanying notes that provide an explanation of the business to be conducted at the AGM. In accordance with the company’s Articles of Association, all Directors will be seeking reappointment at the AGM.

Resolutions 15 to 22 (inclusive) are to renew shareholder approval for the existing legacy-Henderson Group employee share plans and to seek approval for the legacy-Janus Capital Group employee share plans for the first time following completion of the Company’s merger with Janus Capital Group on 30 May 2017. These approvals are being sought at this AGM in order to satisfy the conditions of ASX Listing Rule 7.2, Exception 9. This means that any new shares issued under the employee share plans are not taken into account in assessing the limit on the number of new shares that can otherwise be issued without shareholder approval in accordance with ASX Listing Rule 7.1. The existing legacy-Henderson Group employee share plans referred to in this notice were last approved by shareholders in 2014. Further details of the employee share plans are set out on pages 15 to 22 of this document.

You should read the entirety of this document before deciding how to vote.

Voting procedures

If you would like to vote, you may do so:

▪   by attending and voting at the AGM in person on Thursday, 3 May 2018 in Denver, Colorado; or

▪   by appointing someone as your proxy/representative to attend and vote for you at the AGM.

To appoint someone as your proxy/representative, use either the enclosed Proxy/Voting Instruction Form or go to the Janus Henderson Group website at www.janushenderson.com/AGM2018 to appoint someone online. Instructions about how to complete the form are included with the proxy/voting instruction forms relevant to your holding.

Please note that there are different voting procedures depending on whether you hold your Janus Henderson shares as (1) ordinary shares listed on the New York Stock Exchange, (2) CHESS Depositary Interests quoted on the Australian Securities Exchange, (3) Janus Henderson UK Depositary Interests through CREST or (4) a holder of Janus Henderson UK Depositary Interests via the Janus Henderson Corporate Sponsored Nominee Facility. Shareholders are advised to read the voting instructions on pages 2 to 6 of this booklet carefully to ensure they understand the voting arrangements that apply to them.

Your proxy/voting instruction form(s) (either online or in paper form) need to be lodged so that they reach Janus Henderson Group’s Share Registry by the time and date specified on your form.

The Board considers all of the proposed resolutions to be in the best interests of the Company and shareholders as a whole, and recommends that you vote FOR all the resolutions at the AGM.

Yours sincerely

Richard Gillingwater

Chairman

22 March 2018

Janus Henderson Group plc Notice of Annual General Meeting 2018

8

Notice of Annual General Meeting

The Annual General Meeting (AGM) of shareholders of Janus Henderson Group plc (the Company) will be held on Thursday, 3 May 2018 at JW Marriot Cherry Creek, 150 Clayton Lane, Denver, CO 80206, USA at 3.00pm (Denver time).

Items of Business

Resolutions 1 to 22 (inclusive) set out below will be proposed as ordinary resolutions. An ordinary resolution will be passed if more than 50% of the votes cast are in favour. Resolutions 23 and 24 will be proposed as special resolutions and will be passed if two-thirds or more of the votes are cast in favour.

Resolution 1: Annual Report and Accounts

To receive the Annual Report and Accounts of the Company for the financial year ended 31 December 2017 and the reports of the Directors and Auditors thereon.

Resolution 2: Reappointment of Existing Director

To reappoint Ms S F Arkle as a Director of the Company.

Resolution 3: Reappointment of Existing Director

To reappoint Ms K Desai as a Director of the Company.

Resolution 4: Reappointment of Existing Director

To reappoint Mr J Diermeier as a Director of the Company.

Resolution 5: Reappointment of Existing Director

To reappoint Mr K Dolan as a Director of the Company.

Resolution 6: Reappointment of Existing Director

To reappoint Mr E Flood Jr as a Director of the Company.

Resolution 7: Reappointment of Existing Director

To reappoint Mr A Formica as a Director of the Company.

Resolution 8: Reappointment of Existing Director

To reappoint Mr R Gillingwater as a Director of the Company.

Resolution 9: Reappointment of Existing Director

To reappoint Mr L Kochard as a Director of the Company.

Resolution 10: Reappointment of Existing Director

To reappoint Mr G Schafer as a Director of the Company.

Resolution 11: Reappointment of Existing Director

To reappoint Ms A Seymour-Jackson as a Director of the Company.

Resolution 12: Reappointment of Existing Director

To reappoint Mr R Weil as a Director of the Company.

Resolution 13: Reappointment of Existing Director

To reappoint Mr T Yamamoto as a Director of the Company.

Resolution 14: Reappointment and remuneration of the Auditors

To reappoint PricewaterhouseCoopers LLP as Auditors to the Company and to authorise the Audit Committee to agree the remuneration of the Auditors.

Resolution 15: Janus Henderson Group plc Deferred Equity Plan

That:

(a)  the Janus Henderson Group plc Deferred Equity Plan (DEP), the main features of which are summarised in the Explanatory Notes to this Notice of Annual General Meeting, and any issue of securities under the DEP, be approved for all purposes (including for the purposes of ASX Listing Rule 7.2, Exception 9); and

(b)  without limitation, the Board be authorised to establish further incentive arrangements for the benefit of employees in jurisdictions outside the United Kingdom based on the DEP, subject to such modifications as may be necessary or desirable to take into account local securities laws, exchange control and tax legislation, provided that any limit on individual or overall participation in the DEP will apply to such further incentive arrangements.

Resolution 16: Janus Henderson Group plc Restricted Share Plan

That:

(a)  the Janus Henderson Group plc Restricted Share Plan (RSP), the main features of which are summarised in the Explanatory Notes to this Notice of Annual General Meeting, and any issue of securities under the RSP, be approved for all purposes (including for the purposes of ASX Listing Rule 7.2, Exception 9); and

(b)  without limitation, the Board be authorised to establish further incentive arrangements for the benefit of employees in jurisdictions outside the United Kingdom based on the RSP, subject to such modifications as may be necessary or desirable to take into account local securities laws, exchange control and tax legislation, provided that any limit on individual or overall participation in the RSP will apply to such further incentive arrangements.

Resolution 17: Janus Henderson Group plc Buy As You Earn Plan

That:

(a)  the Janus Henderson Group plc Buy As You Earn Plan (BAYE Plan), the main features of which are summarised in the Explanatory Notes to this Notice of Annual General Meeting, and any issue of securities under the BAYE Plan, be approved for all purposes (including for the purposes of ASX Listing Rule 7.2, Exception 9); and

(b)  without limitation, the Board be authorised to establish further incentive arrangements for the benefit of employees in jurisdictions outside the United Kingdom based on the BAYE Plan, subject to such modifications as may be necessary or desirable to take into account local securities laws, exchange control and tax legislation, provided that any limit on individual or overall participation in the BAYE Plan will apply to such further incentive arrangements.

Janus Henderson Group plc Notice of Annual General Meeting 2018

9

Resolution 18: Janus Henderson Group plc International Buy As You Earn Plan

That the Janus Henderson Group plc International Buy As You Earn Plan (International BAYE Plan), the main features of which are summarised in the Explanatory Notes to this Notice of Annual General Meeting, and any issue of securities under the International BAYE Plan, be approved for all purposes (including for the purposes of ASX Listing Rule 7.2, Exception 9).

Resolution 19: Janus Henderson Group plc Sharesave Scheme

That:

(a)  the Janus Henderson Group plc Sharesave Scheme (Sharesave Scheme), the main features of which are summarised in the Explanatory Notes to this Notice of Annual General Meeting, and any issue of securities under the Sharesave Scheme, be approved for all purposes (including for the purposes of ASX Listing Rule 7.2, Exception 9); and

(b)  without limitation, the Board be authorised to establish further incentive arrangements for the benefit of employees in jurisdictions outside the United Kingdom based on the Sharesave Scheme, subject to such modifications as may be necessary or desirable to take into account local securities laws, exchange control and tax legislation, provided that any limit on individual or overall participation in the Sharesave Scheme will apply to such further incentive arrangements.

Resolution 20: Janus Henderson Group plc 2010 Long Term Incentive Stock Plan

That the Janus Henderson Group plc 2010 Long Term Incentive Stock Plan (2010 LTI), the main features of which are summarised in the Explanatory Notes to this Notice of Annual General Meeting, and any issue of securities under the 2010 LTI, be approved for all purposes (including for the purposes of ASX Listing Rule 7.2, Exception 9).

Resolution 21: Janus Henderson Group plc 2012 Employment Inducement Award Plan

That the Janus Henderson Group plc 2012 Employment Inducement Award Plan (2012 EIA), the main features of which are summarised in the Explanatory Notes to this Notice of Annual General Meeting, and any issue of securities under the 2012 EIA, be approved for all purposes (including for the purposes of ASX Listing Rule 7.2, Exception 9).

Resolution 22: Janus Henderson Group plc Employee Stock Purchase Plan

That the Janus Henderson Group plc Employee Stock Purchase Plan (ESPP), the main features of which are summarised in the Explanatory Notes to this Notice of Annual General Meeting, and any issue of securities under the ESPP, be approved for all purposes (including for the purposes of ASX Listing Rule 7.2, Exception 9).

Resolution 23: Authority to purchase own shares

That, pursuant to Article 57 of the Companies (Jersey) Law 1991, the Company be and is hereby generally and unconditionally authorised to make purchases on a stock exchange of its ordinary shares, subject to the following conditions:

(a)  the maximum number of ordinary shares authorised to be purchased is 20,040,613, minus the number of underlying shares represented by CDIs that are purchased pursuant to Resolution 24;

(b)  the minimum price (exclusive of expenses) which may be paid for an ordinary share is US$1.50 (being the nominal value of an ordinary share);

(c)  the maximum price (exclusive of expenses) which may be paid for each ordinary share is an amount which is equal to 105% of the average of closing prices for ordinary shares over the previous five days on which sales of ordinary shares were recorded on the New York Stock Exchange;

(d)  this authority shall expire at the close of the AGM of the Company held in 2019 or 1 November 2019, whichever is earlier;

(e)  a contract to purchase shares under this authority may be made before this authority expires, and concluded in whole or in part after this authority expires; and

(f)   pursuant to Article 58A of the Companies (Jersey) Law 1991, the Company may hold as treasury shares any ordinary shares of the Company purchased pursuant to the authority conferred in this Resolution.

Resolution 24: Authority to purchase own CDIs

The Company be and is hereby generally and unconditionally authorised (pursuant to Article 57 of the Companies (Jersey) Law 1991) to make purchases on a stock exchange of its CDIs, subject to the following conditions:

(a)  the maximum number of CDIs authorised to be purchased is 20,040,613, minus the number of shares purchased pursuant to Resolution 23;

(b)  the minimum price (exclusive of expenses) which may be paid for each CDI is the Australian dollar equivalent of US$1.50;

(c)  the maximum price (exclusive of expenses) which may be paid for each CDI is an amount which is equal to 105% of the average of closing prices for CDIs over the previous five days on which sales of CDIs were recorded on the Australian Securities Exchange;

(d)  this authority shall expire at the close of the AGM of the Company held in 2019 or 1 November 2019, whichever is earlier;

(e)  a contract to purchase CDIs under this authority may be made before this authority expires, and concluded in whole or in part after this authority expires; and

(f)  pursuant to Article 58A of the Companies (Jersey) Law 1991, the Company may hold as treasury shares any ordinary shares of the Company purchased by the purchase of CDIs pursuant to the authority conferred in this Resolution.

By Order of the Board

Ms Jacqui Irvine

Company Secretary

22 March 2018

Janus Henderson Group plc

Registered office: 47 Esplanade,

St Helier, Jersey, JE1 0BD

Registered in Jersey no. 101484

ABN: 67 133 992 766

Janus Henderson Group plc Notice of Annual General Meeting 2018

10

Notice of Annual General Meeting continued

Notes

Determination of entitlement to attend and vote at the meeting

For holders of ordinary shares, the Company, pursuant to the Companies (Uncertificated Securities) (Jersey) Order 1999, specifies that only those members entered in the register of members of Janus Henderson Group plc as at 5.00pm (New York time) on Monday, 12 March 2018 or, if the AGM is adjourned, at 5.00pm on the day which is 72 hours before the date of the adjourned meeting, shall be entitled to attend and vote at the AGM in respect of the number of ordinary shares registered in their name at that time. Changes to entries in the register of members after that time shall be disregarded in determining the rights of any person to attend or vote at the AGM.

For holders of CDIs, only those CDI holders entered in the register of CDI holders of Janus Henderson Group plc as at 5.00pm (Sydney time) on Monday, 12 March 2018 or, if this meeting is adjourned, in the register of CDI holders 72 hours before the time of any adjourned meeting, shall be entitled to provide voting instructions to CHESS Depositary Nominees Pty Limited (CDN) in respect of the number of CDIs registered in their name at that time. Changes to entries in the register of CDI holders after that time shall be disregarded in determining the rights of any CDI holders to provide voting instructions to CDN in regard to the AGM.

For UK DI holders, only those UK DI holders entered in the register of UK DI holders of Janus Henderson Group as at 5.00pm (New York time) on Monday, 12 March 2018 or, if the AGM is adjourned, in the register of UK DI holders 72 hours before the time of any adjourned meeting, shall be entitled to provide voting instructions to Computershare Services plc (Computershare) in respect of the number of UK DIs registered in their name at that time. Changes to entries in the register of UK DI holders after that time shall be disregarded in determining the rights of any UK DI holders to provide voting instructions to Computershare in regard to this meeting.

For holders via CSN, only those holders via CSN entered in the register of CSN holders of Janus Henderson Group as at 5.00pm (New York time) on Monday, 12 March 2018 or, if the AGM is adjourned, in the register of CSN holders 72 hours before the time of any adjourned meeting, shall be entitled to provide voting instructions to Computershare in respect of the number of depositary interests holders are beneficially to at the cut-off time above. Changes to entries in the register of CSN holders after that time shall be disregarded in determining the rights of any CSN holders to provide voting instructions to Computershare in regard to this meeting.

Documents available for inspection

The following documents are available for inspection during normal business hours at 47 Esplanade, St Helier, Jersey, JE1 0BD and at 201 Bishopsgate, London, EC2M 3AE from 22 March 2018 until the conclusion of the AGM, and will also be available for inspection at the AGM venue from 2.00pm (Denver time) prior to and during the AGM itself:

(a)  a summary of the material terms of appointment of the Directors;

(b)  the biographies of all Directors; and

(c)  the rules of the employee share plans referred to in Resolutions 15 to 22 (inclusive).

Proxies/representatives

All eligible holders at the record date for their holding(s) are entitled to appoint a proxy/representative to attend, speak and vote in their place. An eligible holder may appoint more than one proxy/representative provided each proxy/representative is appointed to exercise the rights attached to a different share or interest in shares. A proxy/representative need not be a shareholder of the Company. Please see pages 2 to 6 for further details.

Total Voting Rights

As at 22 March 2018 the Company’s issued share capital consists of 200,406,138 ordinary shares of US$1.50, carrying one vote each. The Company held no ordinary shares in treasury at 22 March 2018. Therefore, the total voting rights in the Company as at 22 March 2018 was 200,406,138.

Sending documents relating to the meeting to the Company

Any documents or information relating to the proceedings at the meeting may only be sent to the Company in one of the ways set out on pages 2 to 6.

CHESS Depositary Nominee’s Financial Services Guide

To obtain a copy of the CHESS Depositary Nominee’s Financial Services Guide, go to:

http://www.asx.com.au/documents/settlement/
CHESS_Depositary_Interests.pdf

or phone 131 279 (from Australia) if you would like one sent to you by mail.

Important Information

This document is important. If you are in any doubt as to the action you should take, please contact your stockbroker, bank manager, solicitor, accountant or other independent financial adviser.

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Explanatory notes	The information below is an explanation of the business to be considered at the 2018 AGM.

Resolution 1: Annual Report and Accounts

The Directors are required to present the following reports in respect of the financial year ended 31 December 2017 to the meeting:

▪  The Annual Report and Accounts (which includes the financial statements); and

▪  The Directors’ Report and the Auditors’ Report.

Shareholders will be given an opportunity at the meeting to ask questions and make comments on these reports and accounts and on the business, operations and management. At the end of the discussion, shareholders will be invited to vote to receive the reports and the accounts.

Resolutions 2 to 13: Reappointment of existing Directors

In accordance with the Company’s Articles of Association, all Directors are offering themselves for reappointment.

Sarah Arkle | Age 61

Independent Non-Executive Director since May 2017. Ms Arkle was a Non-Executive Director of Henderson Group from September 2012 to May 2017 and is currently the Chair of the Risk Committee and member of the Audit Committee and the Nominating and Governance Committee.

Experience

Ms Arkle has been in the financial industry for over 34 years. She joined Allied Dunbar Asset Management in 1983 which became Threadneedle in 1994. She was Vice Chairman of Threadneedle until the end of July 2012 and was Chief Investment Officer until December 2010, a role she held for ten years. Previously, Ms Arkle worked at the Far Eastern stockbroker WI Carr (Overseas) Limited and was an advisor to the South Yorkshire Pension Fund. Ms Arkle is currently a Non-Executive Director of Foreign & Colonial Investment Trust plc and J. P. Morgan Emerging Markets Investment Trust plc. Ms Arkle has also been a member of the Royal Commission of the Great Exhibition of 1851 Finance Committee since January 2017. Ms. Arkle holds an MA in Management Studies from Cambridge University and is an associate of the Institute of Chartered Secretaries and Administrators.

Ms Arkle’s qualifications to serve on the Board include her over 34 years of asset management experience as a fund manager, chief investment officer and as vice chairman of Threadneedle. The Board also takes into consideration her experience and contribution as a legacy non-executive director of Henderson Group plc from 2012 to May 2017.

Kalpana Desai | Age 50

Independent Non-Executive Director since May 2017. Ms Desai was a Non-Executive Director of Henderson Group from October 2015 to May 2017 and is currently a member of the Audit Committee and the Nominating and Governance Committee.

Experience

Ms Desai has over 30 years of international advisory and investment banking experience, primarily gained in the Asia-Pacific region. Until 2013, Ms Desai was Head of Macquarie Capital Asia, the investment banking division of Macquarie Group Limited, headquartered in Australia. Prior to this, she was Head of the Asia-Pacific Mergers & Acquisitions Group and a Managing Director from 2001 in the investment banking division of Bank of America Merrill Lynch based in Hong Kong. Earlier, Ms Desai worked in the corporate finance divisions of Barclays de Zoete Wedd in London and Hong Kong and at J. Henry Schroder Wagg in London, having started her career in the financial services division of Coopers & Lybrand Consulting in London. She was a member of the Takeovers and Mergers Panel of the Securities and Futures Commission in Hong Kong from 2007 to 2014. She is currently a Non-Executive Director of Canaccord Genuity Group Inc., headquartered in Canada. Ms Desai has a BSc in Economics from the London School of Economics and Political Science and qualified as a Chartered Accountant with PricewaterhouseCoopers in London in 1991.

Ms Desai’s qualifications to serve on the Board include her over 30 years of international advisory and investment banking experience, primarily gained in the Asia-Pacific region, including her experience gained as Head of the Asia-Pacific Mergers & Acquisitions Group and a Managing Director from 2001 in the investment banking division of Bank of America Merrill Lynch based in Hong Kong. The Board also takes into consideration Ms Desai’s qualification as a Chartered Accountant (ICAEW).

Jeffrey Diermeier | Age 65

Independent Non-Executive Director since May 2017. Mr Diermeier was an Independent Director of Janus Capital Group from March 2008 to May 2017 and is currently the Chair of the Board Audit Committee and a member of the Nominating and Governance Committee and the Risk Committee.

Experience

Mr Diermeier is a Director of the University of Wisconsin Foundation, a non-profit fundraising and endowment management organization, and former Chairman of its Investment Committee. In January 2011, Mr Diermeier became a Director of Adams Street Partners, a private equity firm located in Chicago. Between 2010 and 2017 he was a co-owner and Chairman of L.B. White Company, a heating equipment manufacturer. He is also a minority owner of Stairway Partners, LLC, a registered investment adviser located in Chicago, and was an advisory board member of that firm from 2005 to December 2012. He was a Trustee of the Board of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Government Accounting Standards Board, from January 2009 to December 2015 and Chairman of the Trustees from November 2012 to December 2015. From 2005 until January 2009, he served as President and Chief Executive Officer of the CFA Institute, a non-profit educational organization for investment professionals in Charlottesville, Virginia, and previously in a number of capacities in the global asset management division of UBS and predecessor organisations, primarily Brinson Partners, Inc., beginning as an Equity Analyst and culminating as its Global Chief Investment Officer from 2000 to 2004. Mr Diermeier holds the Chartered Financial Analyst designation. Mr Diermeier has a BBA in Finance and Investments from the University of Wisconsin-Madison and an MBA in Finance and Investments from the University of Wisconsin-Madison.

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Explanatory notes continued

Mr Diermeier’s qualifications to serve on the Board include his extensive oversight experience related to financial reporting and corporate governance standards as a trustee of the Board of the Financial Accounting Foundation, CFA Institute experience, mutual fund and investment adviser oversight experience while at UBS, corporate oversight as a member of several boards of directors and committees, and his general executive management experience at UBS and its predecessor entity.

Kevin Dolan | Age 64

Independent Non-Executive Director since May 2017. Mr Dolan was a Non-Executive Director of Henderson Group from September 2011 to May 2017 and is currently a member of the Nominating and Governance Committee and the Risk Committee.

Experience

Mr Dolan has been in the financial services industry for 36 years, many of them as head of significant investment management organisations and has extensive experience in M&A transactions, both in Europe and the US. He spent ten years with the AXA Group where he was Chief Executive Officer of AXA Investment Managers Paris, and Global Deputy Chief Executive Officer of AXA Investment Managers. Mr Dolan has held other executive positions, including as Chief Executive of the Asset Management Division of Bank of Ireland Group, Chief Executive of Edmond de Rothschild Asset Management and Chief Executive of their Private Equity arm, Edmond de Rothschild Capital Partners. He was Chief Executive of La Fayette Investment Management in London from 2006 to 2009 and was a Director of Meeschaert Gestion Privée in Paris until 2015. He is the founding partner of Anafin LLC, and a senior advisor to London-based Private Equity firm One Peak Partners. Mr Dolan has a BS in Business Administration from Georgetown University.

Mr Dolan’s qualifications to serve on the Board include his over 36 years’ experience in the financial industry, notably his chief executive experience within the AXA Group’s global asset management arm, his chief executive experience at La Fayette Investment Management, Bank of Ireland Group and Edmond de Rothschild Asset Management. Mr Dolan has served on a number of boards, both in the US and in Europe, including at Donaldson Lufkin & Jenrette (DLJ), and Alliance Capital. The Board also takes into consideration his experience and contribution as a legacy non-executive director of Henderson Group plc from 2011 to May 2017.

Eugene Flood Jr. | Age 62

Independent Non-Executive Director since May 2017. Mr Flood was a Non-Executive Director of Janus Capital Group from January 2014 to May 2017 and is currently a member of the Nominating and Governance Committee, the Risk Committee and the Audit Committee.

Experience

Currently, Mr Flood also serves as Chairman of the advisory board for the Institute for Global Health and Infectious Diseases at the University of North Carolina Chapel Hill; is a member of the Steering Board of the Eshelman Institute at the University of North Carolina Eshelman School of Pharmacy; is a Trustee of the Financial Accounting Foundation; and, has been a Director of the Research Corporation for Science Advancement since 2015. Previously, Mr Flood served as a Director of The Foundation for the Carolinas from 2012 to 2015. He was Executive Vice President of TIAA-CREF from 2011 until his retirement in 2012, serving on the CREF Board of Trustees and the TIAA-CREF Mutual Fund Board of Trustees for seven years, and chairing the Investment Committee. Prior to joining TIAA-CREF as an executive in 2011, Mr Flood spent 12 years with Smith Breeden Associates, a North Carolina-based fixed income asset manager, as President and Chief Executive Officer. Mr Flood also served with Morgan Stanley in a range of trading and investment positions from 1987 to 1999 and was an Assistant Professor of Finance at Stanford Business School from 1982 to 1987. Mr Flood earned a Bachelor of Arts degree in economics from Harvard University and a PhD in economics from the Massachusetts Institute of Technology.

Mr Flood’s qualifications to serve on the Board include his extensive investment management, mutual fund and investment adviser experience as a trustee for CREF and TIAA-CREF, his senior management experience with Smith Breeden Associates and Morgan Stanley, and his economic-focused academic background. The Board also takes into account that Mr Flood has a Ph.D. in Economics from the Massachusetts Institute of Technology.

Andrew Formica | Age 46

Co-Chief Executive Officer and Executive Director since May 2017.

Experience

Andrew Formica is Co-Chief Executive Officer of Janus Henderson Investors and also serves as a member of the Board of Directors. In this role, Mr Formica, in conjunction with Richard Weil, is responsible for the strategic direction and overall day-to-day management of the firm. He also co-leads the firm’s executive committee. He has held this position since the merger of Janus Capital Group and Henderson Group in May 2017. Prior to this, Mr Formica was Chief Executive and an Executive Director of Henderson Group from November 2008 to May 2017. He has been with Henderson since 1998 and in the fund management industry since 1993. Mr Formica has held various senior roles with Henderson and he has been a member of the executive committee since 2004. Prior to being appointed Chief Executive, he served as Joint Managing Director of the Listed Assets business (from September 2006) and as Head of Equities (from September 2004). In the early part of his career, he was an equity manager and analyst for Henderson. Mr Formica was a director of TIAA Henderson Real Estate Limited from April 2014 to July 2015. Mr Formica is the deputy chairman of the board of The Investment Association and has served as a non-executive director of Hammerson plc since November 2015. Mr Formica received a B Econ and MA in Economics from Macquarie University and a MBA from London Business School. He is a Fellow of the Institute of Actuaries in both the UK and Australia. Mr Formica has 25 years of financial industry experience.

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Mr Formica’s qualifications to serve on the Board include his current role as co-CEO of the Company in addition to his 25 years of fund management experience gained with Henderson Group prior to the merger, including his role as Chief Executive and an Executive Director of Henderson Group from November 2008 to May 2017.

Richard Gillingwater | Age 61

Non-Executive Director and Chairman since May 2017. Mr Gillingwater was a Non-Executive Director of Henderson Group from February 2013 to May 2017, taking the position of Chairman in May 2013. He is currently the Chair of the Nominating and Governance Committee and a member of the Compensation Committee.

Experience

Mr Gillingwater started his career in investment banking in 1980 at Kleinwort Benson, where he spent ten years. After this he moved to BZW and, in due course, became joint Head of Corporate Finance. BZW was taken over by Credit Suisse First Boston and he ultimately became Chairman of European Investment Banking at Credit Suisse First Boston. In 2003, he was asked by the UK Government to found and become the Chief Executive and later, Chairman of the Shareholder Executive. In 2007, he became Dean of Cass Business School which role he held until 2012. In his Non-Executive career, Mr Gillingwater has been Chairman of CDC Group plc and has also been a Non-Executive Director of P&O, Debenhams, Tomkins, Qinetiq Group, Kidde, Hiscox Ltd and Wm Morrison Supermarkets plc. Mr Gillingwater is Chairman of SSE plc and Non-Executive Director of Helical plc. Mr Gillingwater holds an MA in Law, St Edmund Hall, Oxford University and a MBA from the International Institute for Management Development (IMD) in Lausanne. Mr Gillingwater is a qualified solicitor.

Mr Gillingwater’s qualifications to serve on the Board include his broad industry experience as Chairman of European Investment Banking at Credit Suisse First Boston, Chairman of the Shareholder Executive and Dean of the Cass Business School, in addition to his extensive experience as a non-executive director of a number of other high-profile publicly listed companies, including as Chairman of Henderson Group from May 2013 to May 2017.

Lawrence Kochard | Age 61

Independent Non-Executive Director since May 2017. Mr Kochard was an Independent Director of Janus Capital Group from March 2008 to May 2017 and is currently the Chair of the Compensation Committee and a member of the Nominating and Governance Committee.

Experience

Mr Kochard is Chief Investment Officer at Makena Capital Management. Until January 2018, he was the Chief Executive Officer and Chief Investment Officer of the University of Virginia Investment Management Company. Mr Kochard has served as a Director of the Virginia Commonwealth University Investment Management Company since 2015, as a Director and the Chair of the Investment Committee for the Virginia Environmental Endowment since 2013 and a Member of the Investment Advisory Committee of the Virginia Retirement System since March 2011, serving as Chair since 2017. He previously served as the Chairman of the College of William & Mary Investment Committee from 2005 to October 2011. From 2004 to 2010, he was the Chief Investment Officer for Georgetown University, and from 2001 to 2004 was Managing Director of Equity and Hedge Fund Investments for the Virginia Retirement System. Mr Kochard worked as an Assistant Professor of Finance at the McIntire School of Commerce at the University of Virginia from 1999 to 2001. He started his career in financial analysis and planning, corporate finance and capital markets for E.I. DuPont de Nemours and Company, Fannie Mae and The Goldman Sachs Group, Inc. Mr Kochard holds the Chartered Financial Analyst designation and a Ph.D. in economics from the University of Virginia.

Mr Kochard’s qualifications to serve on the Board include his extensive experience related to investment management, investment adviser oversight, general executive management and his economics-focused academic background while a senior executive officer on the investment teams of University of Virginia, Georgetown University, Virginia Retirement System, Fannie Mae, and The Goldman Sachs Group. The Board also takes into account that Mr Kochard has a Ph.D. in Economics from the University of Virginia.

Glenn Schafer | Age 68

Vice-Chairman and Independent Non-Executive Director since May 2017. Mr Schafer was a Director of Janus Capital Group from December 2007 to May 2017, taking the position of Chairman in April 2012. He is a member of the Compensation Committee and the Nominating and Governance Committee.

Experience

Mr Schafer serves as a Director of GeoOptics LLC, a weather satellite manufacturer. Mr Schafer served as a Director of the Michigan State University Foundation from 2004 to 2014. He was Vice Chairman of Pacific Life Insurance Company (Pacific Life) from April 2005 until his retirement in December 2005; a member of Pacific Life’s Board of Directors and President of Pacific Life from 1995 to 2005; and, Executive Vice President and Chief Financial Officer of Pacific Life from 1991 to 1995. From 2006 to 2007, he served on the Board of Directors for Scottish Re Group. Between 2006 and 2017 Mr Schafer was a Director of Genesis Healthcare, Inc., the successor company resulting from the merger with Skilled Healthcare Group, Inc. of which Mr Schafer was a director. Mr Schafer also served as a Director of Mercury General Corporation, an insurance holding company, between 2015 up until his resignation in February 2018. Mr Schafer has a BS from Michigan State University and an MBA from the University of Detroit.

Mr Schafer’s qualifications to serve on the Board include his extensive accounting and financial experience as a former Chief Financial Officer at Pacific Life, investment and capital management experience as a senior executive and board member of Pacific Life, corporate oversight experience as a member of several boards of directors and committees, including as Chairman of Janus Capital Group from April 2012 to May 2017 and his general executive management experience gained as a senior executive and board member of Pacific Life.

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Explanatory notes continued

Angela Seymour-Jackson | Age 51

Independent Non-Executive Director since May 2017. Ms Seymour-Jackson was a Non-Executive Director of Henderson Group from January 2014 to May 2017 and is currently a member of the Compensation Committee and the Nominating and Governance Committee. She also chairs Henderson Global Holdings Asset Management Limited (a holding company of the legacy-Henderson Group).

Experience

Ms Seymour-Jackson has over 20 years’ experience in retail financial services. She has held various senior marketing and distribution roles in Norwich Union Insurance, General Accident Insurance, CGU plc and Aviva. She was Chief Executive Officer of RAC Motoring Services Limited from 2010 until 2012. She joined Aegon UK in May 2012 and was appointed Managing Director of the Workplace Solutions Division in December 2012. Ms Seymour-Jackson was a Senior Advisor to Lloyds Banking Group (insurance) until October 2017. She is a Non-Executive Director of Rentokil Initial plc, Page Group plc and esure Group plc and is also Deputy Chair and Senior Independent Director at Gocompare.com Group plc. Ms. Seymour-Jackson has a BA (Hons) in French and European Studies from the University of East Anglia, a diploma from the Chartered Institute of Marketing and an MSc in Marketing.

Ms Seymour-Jackson’s qualifications to serve on the Board include her extensive background in retail financial services including her experience gained in various senior marketing and distribution roles at Norwich Union Insurance, CGU plc and Aviva UK Life as well as her senior executive experience at RAC Motoring Services Limited and Aegon UK. The Board also takes into consideration her experience and contribution as a non-executive director of Henderson Group from January 2014 to May 2017.

Richard Weil | Age 54

Co-Chief Executive Officer and Executive Director since May 2017.

Experience

Richard Weil is Co-Chief Executive Officer of Janus Henderson Investors and also serves as a member of the board of directors. In this role, Mr Weil, in conjunction with Andrew Formica, is responsible for the strategic direction and overall day-to-day management of the firm. He also co-leads the firm’s executive committee. He has held this position since the merger of Janus Capital Group and Henderson Group in May 2017. Prior to this, Mr Weil was Chief Executive Officer of Janus, a position he had held since joining the firm in 2010. Prior to this, Mr Weil spent 15 years with PIMCO where most recently he served as the global head of PIMCO Advisory, a member of PIMCO’s executive committee, and a member of the board of trustees of the PIMCO Funds. Previous to his appointment as global head of PIMCO Advisory, he served as chief operating officer of PIMCO, a position he held for ten years, in which time he successfully led the development of PIMCO’s global business and founded their German operations. Mr Weil also previously served as PIMCO Advisors L.P.’s general counsel. Prior to joining PIMCO in 1996, Mr Weil was with Bankers Trust Global Asset Management and Simpson Thacher & Bartlett LLP in New York. Mr Weil earned his bachelor of arts degree in economics from Duke University and his juris doctorate from the University of Chicago Law School. He has 24 years of financial industry experience.

Mr Weil’s qualifications to serve on the Board include his current role as co-CEO of the Company in addition to his extensive business and legal experience in the investment management industry, his general executive management experience as a senior executive officer at PIMCO and as a lawyer at Simpson Thacher & Bartlett LLP. The Board also considered his extensive experience in the development and oversight of global company operations including his experience gained as Chief Executive Officer of Janus Capital Group from 2010 to May 2017.

Tatsusaburo Yamamoto | Age 53

Independent Non-Executive Director since May 2017. Mr Yamamoto was an Independent Director of Janus Capital Group from July 2015 to May 2017 and is currently a member of the Nominating and Governance Committee.

Experience

Mr Yamamoto is currently Managing Executive Officer, Corporate Planning Unit, of The Dai- ichi Life Holdings, Inc. (Dai-ichi Life) and has worked in many different capacities for Dai-ichi Life over his 29- year career with the firm. Prior to his current role, Mr Yamamoto served as Executive Officer at Asset Management Business Unit of Dai-ichi Life and Investment Planning Department of Dai-ichi Life Insurance Company, Limited. Mr Yamamoto was appointed to the board of directors of Janus Henderson after being designated by Dai-ichi Life as its representative pursuant to the Amended and Restated Investment and Strategic Co-operation Agreement (the Agreement) between Henderson Group, Dai-ichi Life and Janus Capital Group dated 3 October 2016. In connection with the Agreement, Mr Yamamoto works with Janus Henderson’s senior management to further the goals of the strategic alliance between the two firms and to enhance product distribution opportunities. Mr Yamamoto has a Bachelor of Arts in Economics from WASEDA University.

Mr Yamamoto’s qualifications to serve on the Board include his extensive experience in the financial services industry outside of the US and his roles in management in the investment planning, asset management and international business management departments of The Dai-ichi Life Insurance Company, Limited including as Deputy CEO of Dai-ichi Life Vietnam and Managing Director of Dai-ichi Life (Asia Pacific). The Board also takes into account his experience and familiarity with the Company’s senior management team.

The Board has reviewed the independence of its Non-Executive Directors against the requirements applicable to boards of directors of companies that have equity securities listed on the New York Stock Exchange and the Australian Securities Exchange, and has determined that they remain independent in character and judgement.

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Resolution 14: Reappointment and remuneration of the Auditors

The Audit Committee of the Company’s Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s auditors. Pursuant to the Companies (Jersey) Law 1991, shareholders are required to approve the reappointment of the Company’s Auditors each year and the appointment runs until the conclusion of the next AGM (unless they are removed by resolution of the Company in general meeting). Shareholders are also requested to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the purposes of United States securities law reporting for the fiscal year ending 31 December 2017.

This Resolution also gives authority to the Audit Committee to agree the Auditors’ remuneration. A summary of the Auditors’ remuneration during 2017 is included in Item 14 of Part III on page 159 of the Company’s Annual Report on SEC Form 10-K dated 27 February 2018.

Voting exclusion statement in relation to resolutions 15 to 22 (inclusive): Approval for Janus Henderson Group Employee Share Plans

for the purposes of ASX Listing Rule 7.2, Exception 9 (applicable to all share plans).

Under ASX Listing Rule 7.1, without the approval of the Company’s shareholders, the Company must not issue or agree to issue more than 15% of its shares, or securities convertible into shares (such as options), in the 12 months before the date of issue, subject to certain exceptions. ASX Listing Rule 7.2 provides a number of exceptions to this limitation. One of the exceptions (Exception 9) relates to the issue of shares or convertible securities under an employee incentive scheme provided that, in the three years prior to the date of issue of the securities, shareholders have approved the issue of securities under the scheme.

In order to obtain approval from shareholders for the purposes of ASX Listing Rule 7.2, Exception 9, the following ‘voting exclusion statement’ must be complied with.

The Company will disregard any votes cast on Resolutions 15 to 22 (inclusive) by:

▪        a Director who is eligible to participate in any employee incentive scheme in relation to the Company; and

▪        an associate of a Director who is eligible to participate in any employee incentive scheme in relation to the Company.

However, the Company need not disregard a vote if:

▪        it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

▪        it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

As the Non-Executive Directors are not eligible to participate in these employee incentive schemes in relation to the Company, the above statement will not operate to exclude those Directors from voting on these Resolutions.

For the purposes of the ‘voting exclusion statement’, ‘associate’ is as defined in sections 11 and 13 to 17 of the Australian Corporations Act 2001 (as amended).

The rules for each Plan will be available for inspection during normal business hours at 47 Esplanade, St Helier, JE1 0BD, Jersey and at 201 Bishopsgate, London, EC2M 3AE from 22 March 2017 until the conclusion of the AGM, and will also be available for inspection at the AGM venue from 2.00pm (Denver time) prior to and during the AGM itself.

Resolutions 15 to 19 (inclusive): Renewal of Shareholder approval for legacy-Henderson Group Employee Share Plans

Summaries of the key terms of the continuing legacy-Henderson Group employee incentive schemes are set out below.

In these summaries:

Group means the Company and its subsidiaries.

Old Henderson Group means HGI Group Limited (Company No. 02072534).

Old Henderson Group Ordinary Shares means ordinary shares in Old Henderson Group.

Old Henderson Group Share Plans means the employee share plans operated by Old Henderson Group.

Plans means the employee incentive schemes in relation to the Company described in Resolutions 15 to 19 (inclusive).

Provisions applicable to all Plans

(i) Limits

Options and share awards may be granted over unissued or existing ordinary shares. No option or award may be granted under the Plans if it would cause the number of ordinary shares (and Old Henderson Group Ordinary Shares) that have been issued or may be issued pursuant to awards and options granted within the preceding ten years under the Plans (and the Old Henderson Group Share Plans) to exceed 10% of the Company’s issued ordinary share capital at the proposed date of grant.

In addition, no option or award may be granted under any discretionary Plan if it would cause the number of ordinary shares (and Old Henderson Group Ordinary Shares) that have been issued or may be issued pursuant to awards and options granted in the preceding ten years under the discretionary Plans (and the discretionary Old Henderson Group Share Plans) to exceed 5% of the Company’s issued ordinary share capital at the proposed date of grant. In addition, any ordinary shares issued pursuant to any new discretionary Plan that is approved by shareholders on the basis that it shall be excluded from this limit shall also be excluded. As approved by shareholders in 2014, up to 16 million shares that could potentially be issued as matching shares under the Henderson Group plc Deferred Equity Plan in respect of awards made in 2011 are excluded from the calculation of this limit.

A reference to a discretionary Plan is a reference to any plan where participation may be limited at the discretion of the Board or the Compensation Committee.

Any existing ordinary shares that are transferred in satisfaction of any options or awards shall not count against these limits. These limits do not apply to any options or awards which the Board has determined will only be satisfied by the transfer of existing ordinary shares.

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Explanatory notes continued

Treasury shares will count as new issue shares for the purposes of these limits for so long as institutional investor bodies consider that they need to be so counted.

These limits were last approved by shareholders on 1 May 2014.

(ii) Participation by Executive Directors

Participation in the Plans by Executive Directors will be limited to existing ordinary shares purchased in the market.

(iii) Benefits not pensionable

Benefits under the Plans are not pensionable.

(iv) Timing of options and awards under the Plans

Options and awards are normally granted following the announcement by the Company of its financial results (or at other times when the Compensation Committee considers there to be exceptional circumstances).

(v) Adjustment of options and share awards

In the event of any rights or capitalisation issue, sub-division, consolidation, reduction or other variation of the Company’s ordinary share capital, in relation to options or awards granted under the DEP, RSP and Sharesave Scheme, the Compensation Committee may adjust the number of ordinary shares subject to options and share awards and the price (if any) payable on their exercise.

(vi) Rights attaching to shares

Shares allotted or transferred under the Plans will rank pari passu with ordinary shares of the same class then in issue (except in respect of rights attaching to such shares by reference to a date prior to the date of exercise). The Company will apply to the New York Stock Exchange for the listing of any newly issued ordinary shares.

(vii) Amendments

The Compensation Committee or Board may amend the Plans. However, the provisions governing eligibility requirements, equity dilution, individual participation limits, the basis for individual entitlement and the adjustments that may be made following a rights issue or any other variation of capital cannot be altered to the advantage of eligible employees or participants without the prior approval of shareholders at a general meeting (except for minor amendments to benefit the administration of the Plans, to take account of a change in legislation or developments in the law affecting the Plans or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plans or for any member of the Group). In addition, no alteration may be made that would materially affect any existing rights of any participants without their prior consent.

(viii) Termination of the Plans

The Plans will terminate on the tenth anniversary of the approval of the Plans by shareholders at the AGM, or such earlier time as the Compensation Committee or the Board may determine, but the rights of existing participants will not thereby be affected. In the event of termination, no further options or share awards will be granted.

(ix) Malus and clawback

The Compensation Committee takes into consideration the regulations and guidance issued in connection with the amendments to the Capital Requirements Directive and the Financial Conduct Authority’s Remuneration Code (Remuneration Code) in respect of awards made to employees, in particular in respect of employees whose remuneration is subject to the Remuneration Code. The terms of awards therefore enable the forfeiture or reduction of unvested awards where the Board determines that there has been a material misrepresentation of the performance of the Company and/or the participant (including a misstatement of the financial results of the Company), that there is reasonable evidence of misbehaviour, or that there has been a material failure of risk management. In addition, the terms of the plan enable the clawing back of amounts received where the Board determines that there has been a material misrepresentation by the participant or where the participant is dismissed for misconduct.

Resolution 15: Janus Henderson Group plc Deferred Equity Plan

The Janus Henderson Group plc Deferred Equity Plan ( DEP) was last approved by shareholders on 1 May 2014.

(i) Introduction

The DEP is the Company’s deferral mechanism by which it seeks to comply with the Financial Conduct Authority’s Remuneration Code (referred to above). The DEP enables selected employees of the Group who receive a bonus under any annual bonus scheme operated within the Group to receive part of their bonus in the form of shares or interests in an investment fund as well as additional “matching” shares or interests in an investment fund. Participants are entitled to receive their matching shares or interests in an investment fund at the end of a specified restricted period subject to remaining in employment during that time.

(ii) Eligibility

The DEP is operated on a discretionary basis by the Compensation Committee. All employees of the Group (including Executive Directors) are eligible to participate.

(iii) Grant procedure

Following notification of any bonus payable by a member of the Group, employees who are invited to participate in the DEP may elect to receive a proportion of their annual bonus in the form of shares (Bonus Shares). Alternatively, the Company may determine that a participant may elect to receive an interest in an investment fund which is managed by the Group (Bonus Investment Fund Interests). Bonuses that exceed a specified amount are subject to a mandatory deferral into shares or investment funds (Restricted Shares and Restricted Investment Fund Interests respectively).

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If the voluntary deferral is equal to or in excess of the mandatory deferral, then the excess is deferred into Bonus Shares (or Bonus Investment Fund Interests) on award, and the Restricted Shares (or Restricted Investment Share Interests) comprised in the mandatory deferral will become Bonus Shares (or Bonus Investment Fund Interests) when the Restricted Shares (or Restricted Investment Share Interests) vest. The Compensation Committee may make appropriate recommendations to the trustee of the Group discretionary employee benefit trust (the Trustee) that additional matching shares or matching Investment Fund Interests are also awarded to the participant having such value and on such terms as the Trustee may, on the Compensation Committee’s recommendation, determine.

(iv) Restricted period

The length of the restricted period, which is determined by the Compensation Committee, is normally two or three years, but cannot be less than one year or longer than five years.

During the restricted period, a participant is the beneficial owner of the Restricted/Bonus Shares or Restricted/Bonus Investment Fund Interests, held on behalf of the participant by the Trustee. At the discretion of the Compensation Committee the Participant may be entitled to receive dividends.

However, a participant may not sell, transfer or otherwise dispose of the Restricted/Bonus Shares or Restricted/Bonus Investment Fund Interests. Subject to the terms of the matching shares/interests, any attempt to do so normally results in the forfeiture of the related matching shares or matching interests (as applicable). A participant has no beneficial interest in any matching shares or matching investment fund interests.

In the event of a rights issue by the Company, the Trustee shall, in respect of a participant’s matching shares, take such course of action as it considers appropriate and, in respect of a participant’s Restricted/Bonus Shares, take account of any directions given by the participant. In the event that the Trustee receives securities on a demerger or other reorganisation, such securities will be treated as Restricted/Bonus Shares and matching shares. In the event of any other change affecting the ordinary share capital of the Company, the Trustee shall take such action as it agrees with the Compensation Committee.

(v) Release of awards

At the end of the relevant restricted period the Restricted/Bonus Shares and Restricted/ Bonus Investment Fund Interests are released to a participant together with any matching shares and matching interests (subject to the terms of those matching shares/interests). If a participant ceases to be employed within the Group during the restricted period by reason of death, disability, the sale of the business or company in which the participant works or redundancy, the restricted period continues unless, in case of death or disability by reason of terminal illness, the Trustee with the consent of the Compensation Committee determines otherwise. Awards which relate to fewer than 200 shares are released immediately upon cessation of employment.

If a participant leaves employment during the restricted period for any other reason the Restricted Shares or Restricted Investment Fund Interests are, unless the Trustee determines otherwise, forfeited and are transferred to a person nominated by the Company for nil consideration. Forfeiture of the Bonus Shares or Bonus Investment Fund Interests is normally limited to cases of gross misconduct or bankruptcy but the Trustee may determine otherwise. In the event of a change of control of the Company the restricted period is deemed to have come to an end. Matching shares/interests will be released in accordance with the terms of those matching shares/interests.

In the event of a change in the identity of the investment manager of an Investment Fund, a resolution to wind up the Investment Fund or a change of control of the Investment Fund, a participant is able to instruct the Trustee to sell their Investment Fund Interests and hold the proceeds of sale or to reinvest such proceeds in interests in alternative Investment Funds.

As at 16 March 2018, nil ordinary shares have been issued under the DEP since the plan was last approved by shareholders.

Resolution 16: Janus Henderson Group plc Restricted Share Plan

The Janus Henderson Group plc Restricted Share Plan (RSP) was last approved by shareholders on 1 May 2014.

(i) Introduction

Under the RSP employees selected by the Compensation Committee may be granted awards over shares that are released after a certain ‘restricted period’.

Awards may be granted in the form of a conditional allocation of shares or an allocation of shares subject to dealing restrictions.

Unless the Compensation Committee decides otherwise, the participant has no dividend or voting rights in respect of the shares comprised in the award until they are released to the participant.

(ii) Eligibility

The RSP is operated on a discretionary basis by the Compensation Committee. All employees of the Group (including Executive Directors) are eligible to participate.

(iii) Release of awards

Awards are normally released at the end of the restricted period.

If a participant leaves employment before the end of the restricted period, the award will be forfeited unless the reason for leaving is death, injury, disability, ill-health, redundancy or the sale of the business or company in which the participant works or, if the Compensation Committee so decides, any other reason. In these circumstances, all or a pro rated part (reflecting the proportion of the restricted period elapsed to the date of leaving) of a restricted share award (as the Compensation Committee may determine) may be released at the end of the restricted period. If the time pro rated part of an award which is not subject to performance conditions relates to fewer than 200 shares, the award will be released immediately. If the reason for termination of employment is death or terminal illness, the Compensation Committee may determine that the restricted share award will be released immediately.

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Explanatory notes continued

Restricted share awards shall be released in the event of a takeover, a scheme of arrangement for the reconstruction of the Company or the voluntary winding-up of the Company. In these circumstances, all or a pro rated part (reflecting the proportion of the restricted period elapsed to the date of the relevant event) of a restricted share award (as the Compensation Committee may determine) may be released. In addition, in the event of a demerger, dividend in specie or special dividend or other transaction which the Board determines would affect the value of any awards, the Board may determine that all or part of a restricted share award may be released.

(iv) Individual limits

The maximum number of shares that may be awarded to an Executive Director in any 12 month period is limited so that the aggregate market value (as at the date of grant) of those ordinary shares must not exceed 150% of the Executive Director’s basic salary. This limit shall not apply to employees who are not Executive Directors of the Company at the date of grant.

(v) Non-UK resident employees

The Compensation Committee may in its discretion grant phantom awards to non-UK resident employees in the form of a right to receive, contingent on the exercise of the phantom award, a cash payment equal to the market value of a maximum number of phantom shares determined by the Compensation Committee at the date of grant. The rules of the RSP apply with appropriate amendments to such phantom awards.

As at 16 March 2018, 2,300,000 ordinary shares have been issued under the RSP since the plan was last approved by shareholders (which shares were issued prior to the 1 for 10 share consolidation that took place prior to the merger with Janus Capital Group on 30 May 2017).

Resolution 17: Janus Henderson Group plc Buy As You Earn Plan

The Janus Henderson Group plc Buy As You Earn Plan (BAYE Plan) was last approved by shareholders on 1 May 2014.

(i) Introduction

The BAYE Plan operates within UK legislation for HM Revenue & Customs approved share incentive plans. The BAYE Plan is supervised by the Compensation Committee. Shares awarded under the BAYE Plan are held by a trustee in a special UK-resident trust on and subject to the terms of the trust deed and rules of the BAYE Plan.

(ii) Eligibility

All UK resident employees of the Company (including the Executive Directors) and any other Group company designated by the Compensation Committee as a participating company, who have completed such period of continuous employment as is specified by the Compensation Committee, are entitled to participate in the BAYE plan when it is operated. Employees who would otherwise qualify but for not being resident in the UK may be invited to participate.

(iii) Types of award

The Compensation Committee may decide to invite applications from qualifying employees for any one or more of three types of award: (a) an award of free Shares (Free Shares); (b) an award of Shares purchased by qualifying employees out of deductions from their pre-tax salary (Partnership Shares); and (c) an award of free shares (Matching Shares) to qualifying employees who purchase Partnership Shares.

(a) Free Shares

The Compensation Committee may, in its discretion, determine that a fixed number of Free Shares may be awarded to all qualifying employees or that Free Shares may be awarded by reference to length of service, hours worked, level of remuneration or individual, team, divisional or corporate performance measures. The aggregate market value of Free Shares that can be awarded to any qualifying employee under the BAYE Plan in any year may not exceed the statutory maximum for HM Revenue & Customs approved share incentive plans from time to time, which is currently £3,600 per annum.

(b) Partnership Shares

The Compensation Committee may also invite qualifying employees to enter into a contract to acquire Partnership Shares using the employee’s pre-tax salary. The number of Partnership Shares that an eligible employee may acquire from their pre-tax salary under the BAYE Plan in any year may not exceed the statutory maximum for HM Revenue & Customs approved share incentive plans from time to time, which is currently the lesser of £1,800 per annum and 10% of salary.

The Compensation Committee may permit Partnership Shares to be acquired either (a) using deductions from salary which are accumulated for a period of up to 12 months, in which case shares will be bought within 30 days of the end of the accumulation period; or (b) using monthly deductions from pay, in which case shares will be bought within 30 days of each deduction.

Where employees buy Partnership Shares at the end of an accumulation period, the price at which the shares are bought will be the market value of these shares at the beginning or end of the accumulation period.

(c) Matching Shares

The Compensation Committee may in its discretion also offer Matching Shares to qualifying employees who have purchased Partnership Shares. The number of Matching Shares that the Compensation Committee may award to a qualifying employee who has acquired Partnership Shares under the BAYE Plan in any year will be determined by the Compensation Committee and may not exceed the statutory maximum for HM Revenue & Customs approved share incentive plans (currently in the ratio of up to two Matching Shares to each Partnership Share purchased).

(d) Dividend Shares

The Compensation Committee may permit dividends paid on any ordinary shares awarded and held in trust to be reinvested in acquiring further shares (Dividend Shares) to be held in the trust, or paid out directly to a participant. Any reinvested Dividend Shares will normally be subject to a holding period of three years.

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The amount of dividends that can be invested by an eligible employee in further shares may be determined by the Compensation Committee, up to the full amount of any dividends received.

(iv) Holding periods and forfeiture of shares

Whilst in employment, participants may not withdraw their Free Shares or Matching Shares from the BAYE Plan during a holding period determined by the Compensation Committee (being not less than three years). Partnership Shares and Dividend Shares can be withdrawn from the BAYE Plan at any time, although the Compensation Committee may require that Matching Shares be forfeited if the related Partnership Shares are withdrawn within three years of purchase. The Compensation Committee can impose forfeiture provisions on Free Shares and/or Matching Shares.

As at 16 March 2018, 433,187 ordinary shares have been issued under the BAYE Plan since the plan was last approved by shareholders (which shares were issued prior to the 1 for 10 share consolidation that took place prior to the merger with Janus Capital Group on 30 May 2017).

Resolution 18: Janus Henderson Group plc International Buy As You Earn Plan

The Janus Henderson Group plc International Buy As You Earn Plan (International BAYE Plan) was last approved by shareholders on 1 May 2014.

(i) Introduction

In order to provide employees around the world with similar opportunities to acquire shares as are available to employees in the United Kingdom under the BAYE Plan, the Company established the International BAYE Plan. The International BAYE Plan is based on the BAYE Plan, but has modified terms which are intended to achieve a simpler implementation across different international jurisdictions.

The International BAYE Plan will be treated as being part of the BAYE Plan for the purposes of determining the overall limits under the BAYE Plan and the International BAYE Plan (and any other further employee incentive scheme established for the benefit of employees in jurisdictions outside of the United Kingdom and based on the International BAYE Plan).

(ii) Eligibility

Participation in the International BAYE Plan is available for any employees who are not under notice and have worked for the Group for any qualifying period of service set by the Compensation Committee. Directors are not eligible to participate.

The Compensation Committee has the discretion to determine how the International BAYE Plan will be operated and in which jurisdictions awards of shares may be made available.

(iii) Types of Award

The Compensation Committee may decide to invite applications from qualifying employees for any one or more of three types of award: (a) an award of free shares (Free Shares); (b) an award of shares purchased by qualifying employees out of deductions from net salary (Partnership Shares); and (c) an award of free shares (Matching Shares) to qualifying employees who purchase Partnership Shares.

(a) Free Shares

The Compensation Committee may, in its discretion, determine that a fixed number of Free Shares may be awarded to all qualifying employees or that Free Shares may be awarded by reference to length of service, hours worked, level of remuneration or individual, team, divisional or corporate performance measures. The aggregate market value of Free Shares that can be awarded to any qualifying employee under the International BAYE Plan in any year may not exceed £ 3,600 per annum or such higher amount as the Compensation Committee may determine.

(b) Partnership Shares

The Compensation Committee may also invite qualifying employees to enter into a contract to acquire Partnership Shares from net salary deductions (or, if the Compensation Committee allows, net bonuses). The number of Partnership Shares that an eligible employee may acquire from net salary deductions must comply with the monthly minimum and maximum, which are the local currency equivalent of £10 and £150 per month respectively, or in each case any such other amount as the Compensation Committee may determine.

(c) Matching Shares

The Compensation Committee may in its discretion also offer Matching Shares to qualifying employees who have purchased Partnership Shares. The number of Matching Shares that may be awarded under the International BAYE Plan in any year will be determined by the Compensation Committee but may not exceed the ratio of two matching shares for every one partnership share acquired (or such higher ratio as may be permitted from time to time by the relevant legislation for the purposes of the BAYE Plan).

(d) Dividend Shares

Cash dividends paid on any International BAYE Plan shares shall, unless otherwise directed by the Compensation Committee, be held in trust to be reinvested in acquiring further shares (Dividend Shares) to be held in trust on behalf of the participant.

The amount of dividends that can be, or are required to be, re-invested by participants in further shares may be determined by the Compensation Committee, up to the full amount of any dividends received.

(iv) Holding Periods of Free Shares, Dividend Shares and Matching Shares

Participants may not withdraw their Free Shares, Matching Shares or Dividend Shares from the International BAYE Plan during such holding period as may be determined by the Compensation Committee, of more than three years. Partnership Shares can be withdrawn from the International BAYE at any time, although the Compensation Committee may determine that the right to acquire Matching Shares will be forfeited if the Partnership Shares are withdrawn before the Matching Shares appropriation date.

As at 16 March 2018, nil ordinary shares have been issued under the BAYE Plan since the plan was last approved by shareholders.

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Explanatory notes continued

Resolution 19: Janus Henderson Group plc Sharesave Scheme

The Janus Henderson Group plc Sharesave Scheme (Sharesave Scheme) was last approved by shareholders on 1 May 2014.

(i) Introduction

Under the Sharesave Scheme participants may enter into a three-or five-year savings contract and will be granted a share option which can be exercised upon maturity of the related savings contract. The Sharesave Scheme has been approved by HM Revenue & Customs.

(ii) Eligibility

All UK-resident employees of the Company (including the Executive Directors) and any other Group company designated by the Compensation Committee as a participating company who have completed such period of continuous employment with a Group company as is specified by the Compensation Committee (not exceeding five years) are entitled to apply for options under the Sharesave Scheme whenever it is operated. Employees who would otherwise qualify, but for not being resident in the UK, may be invited to participate.

(iii) Exercise price

The exercise price of options granted under the Sharesave Scheme may not be less than 80% of the market value of a share at the date of invitation or, if the Compensation Committee so decides, the date of grant.

(iv) Savings contracts

At the time of receiving options, participants must enter into a three-or five-year savings contract (whichever is offered), with a nominated savings institution, under which they agree to make monthly contributions of up to such amount permitted by legislation from time to time (currently £500). The number of shares over which a participant may be granted an option is the number that can be acquired, at the exercise price, with the savings made plus any tax-free bonus payable by the savings institution on maturity of the savings contract.

The Compensation Committee may limit the number of shares over which options may be granted in a particular invitation period. If there is an over-application for options, each applicant’s allocation will be scaled down.

(v) Exercise of options

Options may normally only be exercised during the six month period following the maturity date of the related savings contract.

If a participant leaves employment, an option will lapse unless the reason for leaving is death, injury, disability, ill-health, redundancy, retirement, the sale of the business or company in which the participant works or, if the Compensation Committee so decides, any other reason. In these circumstances an option will be exercisable for a period of six months following cessation (or 12 months in the event of death) to the extent of the accrued savings.

Options will vest in the event of a takeover, a scheme of arrangement of the Company or the voluntary winding-up of the Company, and may be exercised, within specified periods, to the extent of accrued savings.

As at 16 March 2018, nil ordinary shares have been issued since the scheme was last approved by shareholders.

Resolutions 20 to 22 (inclusive): Approval for legacy-Janus Capital Group Employee Share Plans

Summaries of the key terms of the continuing legacy-Janus Capital Group employee incentive schemes are set out below.

The Company is seeking approval for the following legacy Janus Capital Group employee incentive schemes for the first time following completion of the merger on 30 May 2017. As at 16 March 2018, nil ordinary shares have been issued since the schemes set out below were adopted by the Company on 30 May 2017.

Resolution 20: Janus Henderson Group plc 2010 Long Term Incentive Stock Plan

(i) Introduction

The Janus Henderson Group plc Second Amended and Restated 2010 Long Term Incentive Stock Plan (the 2010 LTIP) is intended to allow employees, directors and consultants of the Company and its subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors and consultants. The 2010 LTIP also is intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide employees, directors and consultants with an incentive for excellence in individual performance; and to promote teamwork among employees, directors and consultants.

(ii) Duration

Unless the Board determines to terminate the plan earlier, the 2010 LTIP will remain in effect until the earlier of (a) all ordinary shares subject to the plan have been purchased or acquired according to the plan’s provisions or (b) April 24, 2025.

(ii) Eligibility

All employees, directors and consultants performing services for the Company or its subsidiaries.

(iii) Types of awards

Restricted Stock

Represents shares of Janus Henderson Group common stock that are issued subject to restrictions on transfer and vesting requirements. The recipient has the same rights as a Janus Henderson shareholder and the stock is subject to a minimum vesting period of at least 12 months (unless purchased for fair market value, subject to a 5% cap on such purchased awards).

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Restricted Stock Units

Provides the participant the right to receive a payment based on the value of a share of Janus Henderson common stock. The Compensation Committee determines vesting requirements, restrictions and conditions to payment and awards are payable in cash, shares of Janus Henderson common stock or a combination of both and may be granted with related dividend equivalent rights and subject to a minimum vesting period of at least twelve months (unless purchased for fair market value, subject to a 5% cap on such purchased awards).

Performance Share Units

Provides the participant the right to receive a payment based on the value of a share of Janus common stock. The Compensation Committee determines vesting requirements, restrictions and conditions to payment, awards are granted with performance hurdles to vest and are payable in cash, shares of Janus Henderson common stock or a combination of both and subject to a minimum vesting period of at least 12 months (unless purchased for fair market value, subject to a 5% cap on such purchased awards). No dividends are payable on unvested units.

Stock Options

Entitles the participant, upon exercise and payment of the applicable exercise price, to receive the number of shares of Janus Henderson common stock underlying the portion of the stock option so exercised. Either non-qualified stock options or incentive stock options can be awarded and the exercise price of any stock option granted may not be less than the fair market value of Janus Henderson common stock on the date the option is granted. The exercise price may be paid in cash, in shares of Janus Henderson common stock, through a cashless exercise or as otherwise permitted by the Compensation Committee.

The Compensation Committee can determine the terms (including vesting and forfeiture) of each stock option grant at the time of the grant. Awards are subject to a minimum vesting period of at least 12 months (unless purchased for fair market value, subject to a 5% cap on such purchased awards) and generally, options terminate seven years after date of grant.

Stock Appreciation Rights (SAR)

Entitles the participant, upon settlement, to receive a payment (in cash or in shares of Janus Henderson common stock) based on the excess of the fair market value of a share of Janus Henderson common stock over the strike price of the SAR. The strike price may not be less than the fair market value of a share of Janus Henderson common stock on the date of grant and awards are payable in cash, shares of Janus Henderson common stock or a combination of both.

The Compensation Committee determines vesting requirements, payment and other terms and awards are subject to a minimum vesting period of at least 12 months (unless purchased for fair market value, subject to a 5% cap on such purchased awards).

Stock Awards

Represents shares of Janus common stock that are issued free of transfer restrictions and forfeiture conditions. They may be granted for past services in lieu of bonus or other cash compensation (subject to a 5% cap) and the participant is entitled to all the rights of a Janus Henderson shareholder.

(iv) Change of Control

Except as otherwise provided in an individual award agreement or determined by the Compensation Committee at the time an award is granted, if a “Change of Control” (as defined in the 2010 LTIP) occurs, each award will remain outstanding and will continue to vest in accordance with its terms following the Change of Control (as defined in the 2010 LTIP), subject to equitable adjustment in connection with the Change of Control. If the participant’s employment is terminated by the Company without Cause or by the participant for “ Good Reason” (each as defined in the 2010 LTIP or the award agreement) during the 24-month period following such Change of Control, then on the date of such termination (i) any outstanding award will become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such award will lapse, and (iii) any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target levels.

Resolution 21: Janus Henderson Group plc 2012 Employment Inducement Award Plan

(i) Introduction

The Janus Henderson Group plc Second Amended and Restated 2012 Employment Inducement Award Plan (the 2012 EIA) is intended to assist the Company and its subsidiaries in attracting new employees, and to allow new employees of the Company and its subsidiaries to acquire equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company. The 2012 EIA also is intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide new employees with an incentive for excellence in individual performance and to promote teamwork among employees.

(ii) Duration

Unless the Board determines to terminate the plan earlier, the 2012 EIA will remain in effect until all ordinary shares subject to the plan have been purchased or acquired according to the plan’s provisions.

(iii) Eligibility

In accordance with the NYSE rules, the 2012 EIA only permits awards to newly hired employees of the Company or its subsidiaries to induce them to become employed by a Janus Henderson entity. Any award granted under the 2012 EIA Plan requires the issuance of a press release and NYSE notification of the additional shares being issued. The 2012 EIA is not frequently used for long-term incentive awards.

(iii) Types of awards

Under the 2012 EIA, the Company may award Restricted Stock, Restricted Stock Units, Performance Share Units, Stock Options and Stock Appreciation Rights on substantially the same terms as summarised above for the 2010 LTIP, except there is no minimum vesting period applicable to the 2012 EIA.

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Explanatory notes continued

(iv) Change of Control

Except as otherwise provided in an individual award agreement or determined by the Compensation Committee at the time an award is granted, if a “Change of Control” (as defined in the 2012 EIA) occurs, each award will remain outstanding and will continue to vest in accordance with its terms following the “Change of Control” (as defined in the 2012 EIA), subject to equitable adjustment in connection with the Change of Control. If the participant’s employment is terminated by the Company without Cause or by the participant for “Good Reason” (each as defined in the 2012 EIA or the award agreement) during the 24-month period following such Change of Control, then on the date of such termination (i) any outstanding award will become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such award will lapse, and (iii) any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target levels.

Resolution 22: Janus Henderson Group plc Employee Stock Purchase Plan

(i) Introduction

The Janus Henderson Group plc Second Amended and Restated Employee Stock Purchase Plan (ESPP) provides a means for US-based employees to participate in the Company’s success by becoming an employee-owner by purchasing ordinary shares at a 15% discount from the fair market value on the purchase date.

(ii) Eligibility

All US employees of the Company (including the Executive Directors) and any other Group company designated by the Compensation Committee as a participating company, who have completed such period of continuous employment and minimum weekly hours as is specified by the Compensation Committee, are entitled to participate in the ESPP plan when it is operated.

(iii) Awards

Awards in the form of ordinary shares are funded through payroll deductions throughout the year with eligible participants able to acquire up to a maximum of 707 ordinary shares during each quarterly offering period, subject to an overall limit of $25,000 of the fair market value of such ordinary shares for each calendar year.

Resolution 23: Authority to purchase own shares

The Directors consider that it is advantageous for the Company to renew the authority to buy back its own shares in certain circumstances. The Directors have proposed to seek this authority, in a form consistent with Jersey companies law and US securities law, and best practice for companies listed on the NYSE and ASX.

Resolution 23, which will be proposed as a special resolution, seeks shareholders’ approval of the purchase by the Company of a maximum number of shares which, taken together with the number of underlying shares represented by CDIs that are purchased pursuant to Resolution 24, is 20,040,613 (that figure being the whole number which is equal to 10% of the issued share capital of the Company at the date of this notice).

The authority sought by this resolution will expire at the close of the AGM of the Company held in 2019 or 1 November 2019, whichever is earlier.

The Directors will continuously review a possible buy-back of shares and CDIs, taking into account the Company’s financial position, share/CDI price and other investment opportunities. The Directors would use this authority only if they believe at the time that such purchase would be in the best interests of shareholders generally.

Any purchases of ordinary shares would be by means of market purchases.

The resolution sets the maximum and minimum prices for any such purchases. Ordinary shares purchased under this authority may be held as treasury shares.

The Companies (Jersey) Law 1991 allows the Company to purchase and hold treasury shares in its issued capital rather than cancelling those shares. Treasury shares do not carry voting rights and have no entitlement to dividends. Treasury shares may be cancelled, sold or used to meet the Company’s obligations under its employee share schemes.

Any ordinary shares purchased, but not held as treasury shares, would be cancelled.

The Company has not bought back any ordinary shares since the 2017 AGM.

Resolution 24: Authority to Purchase own CDIs

Resolution 24, which will be proposed as a special resolution, seeks shareholders’ approval of the purchase by the Company of a maximum number of CDIs that the underlying ordinary shares are represented by which, taken together with any ordinary shares purchased by the Company pursuant to Resolution 23, is 20,040,613 (that figure being the whole number which is equal to 10% of the issued share capital of the Company at the date of this notice).

The authority sought by this resolution will expire at the close of the AGM of the Company held in 2019 or 1 November 2019, whichever is earlier.

The Directors will continuously review a possible buy-back of shares and CDIs, taking into account the Company’s financial position, share/CDI price and other investment opportunities. The Directors would use this authority only if they believe at the time that such purchase would be in the best interests of shareholders generally.

Any purchases of CDIs would be by means of market purchases.

Any CDIs purchased in Australia will then be converted into ordinary shares (Converted Shares).

The resolution sets the maximum and minimum prices for any such purchases. Shares represented by CDIs purchased under this authority may be held as treasury shares. The Companies (Jersey) Law 1991 allows the Company to purchase and hold treasury shares in its issued capital rather than cancelling those shares. Treasury shares do not carry voting rights and have no entitlement to dividends. Treasury shares may be cancelled, sold or used to meet the Company’s obligations under its employee share schemes.

Any Converted Shares purchased, but not held as treasury shares, would be cancelled.

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Meeting location and audio cast details

United States Thursday, 3 May 2018 Starts 3.00pm (Denver time) JW Marriot Cherry Creek 150 Clayton Lane, Denver, CO 80206, USA

Audio cast/dial-in details

Those wishing to listen to the meeting by phone should call:

▪  Australia Toll-free: 1800 094 765

▪  UK Toll-free: 0800 404 7656

▪  US/CAN Toll-free: 888 427 9414

▪  International Toll: +1 719 325 2157

▪  Conference ID: 8992932

Alternatively, access to the audio cast and accompanying slides will be available via the Investor Relations section of the Janus Henderson Group website : www.janushenderson.com/AGM2018.

For shareholder queries please contact the Janus Henderson Group Share Registry

United States	Australia

Janus Henderson Group Transfer Agent	Janus Henderson Group Share Registry
P.O. Box 43078	GPO Box 4578
Providence, RI 02940-3078	Melbourne, Victoria 3001

T: (Toll-Free): 866 638 5573	T: 1300 137 981
T: (Non Toll-Free): +1 781 575 2374 webqueries@computershare.com	T: +61 (0) 3 9415 4081 F: +61 (0) 3 9473 2500 webqueries@computershare.com.au

United Kingdom	New Zealand

Janus Henderson Group Depositary	Janus Henderson Group Share Registry
Computershare Investor Services	Private Bag 92119
The Pavilions Bridgwater Road Bristol BS13 8AE T: +44 (0) 800 073 3916 webqueries@computershare.co.uk	Auckland 1142 T: 0800 888 017 F: +64 (0) 9 488 8787 webqueries@computershare.com.au

Janus Henderson Group plc Notice of Annual General Meeting 2018

Registered office: 47 Esplanade,	www.janushenderson.com
St Helier Jersey, JE1 0BD